STRUCTURED CAPITAL STRATEGIES℠ SERIES B

Variable and Index Linked Deferred Annuity

For Non-Qualified, Traditional IRA, and Roth IRA funds only.

Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive
6th Fl
Secaucus, NJ 07094-3619

AXA EQUITABLE

Regular Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577
For Assistance, please call 888-517-9900
www.axa-equitable.com

PLEASE PRINT

1. Account Type *(Check one)* A. ☐ Non-Qualified B. ☐ Traditional IRA C. ☐ Roth IRA

Account Registration

2A. Owner ☑ **Individual** ☐ Male ☐ Female

Name (First) (Middle Initial) (Last Name)

Taxpayer Identification No. ***(Required)*** ☐ SSN or ☐ ITIN Birth Date *(MM/DD/YYYY)*

U.S.A. Primary Resident Address – **No P.O. Box Permitted** Daytime Phone No.

City State Zip Code

2B. PATRIOT Act Information

U.S. Citizen ☐ Yes ☐ No (If No, please complete US Visa type below) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification/Passport # Exp. Date U.S. Visa Type (if applicable)

Your Employer's Name Your Occupation

2C. Mailing Address (if different from Primary Resident Address)

Mailing Address – P.O. Box Accepted

City State Zip Code

3A. Joint Owner ☐ **Male** ☐ **Female**

Name (First) (Middle Initial) (Last Name)

Taxpayer Identification No. ***(Required)*** ☐ SSN or ☐ ITIN Birth Date *(MM/DD/YYYY)*

U.S.A. Primary Resident Address – **No P.O. Box Permitted** Daytime Phone No.

City State Zip Code

3B. PATRIOT Act Information

U.S. Citizen ☐ Yes ☐ No (If No, please complete US Visa type below) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification/Passport # Exp. Date U.S. Visa Type (if applicable)

Your Employer's Name Your Occupation

4. Beneficiary(ies) Information *(If more than one – indicate %. Total must equal 100%)*

Primary

1. ______________________ ________% ______________________
Primary Beneficiary Name — Relationship to Account Owner

2. ______________________ ________% ______________________
Primary Beneficiary Name — Relationship to Account Owner

5. Contribution Information

Initial Contribution $__________ (Minimum: $25,000)

Specify Method(s) of Payment: ☐ Check or Wire ☐ Direct Transfer (IRA or Roth IRA) ☐ CD or Mutual Fund (NQ) ☐ Rollover (IRA or Roth IRA)

6. Investment Selection

- You must allocate your initial contribution among the Protected Investment Option and/or the Variable Investment Options.
- All future contributions will be allocated according to the percentages below unless instructed otherwise by you.

A. Protected Investment Option

I. If you elect any of the Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment (s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection (s) below provided that all Segment Participation Requirements specified in the Certificate/Contract are met.

II. **Performance Cap Threshold:** is the minimum rate you specify that a Performance Cap Rate has to be in order for amounts to be transferred from a Segment Type Holding Account into a Segment.

- If the Performance Cap Rate we set for the Segment is less than the Performance Cap Threshold you set, this will result in amounts not being transferred to an available Segment.
- Although not required, you have the ability to choose a Performance Cap Threshold for some or all individual Segment Type(s).
- To choose your Performance Cap Threshold, **please check the box below and complete the Performance Cap Threshold Form (#145276)**. The completed form must be submitted along with this enrollment form/ application to our Processing Center.

☐ I want to choose a Performance Cap Threshold.

III. Please use whole percentages when completing the Contribution Allocation column.

Segment Type	Contribution Allocation %	Segment Type	Contribution Allocation %
S&P 500 1 Year -10% Buffer	________%	Russell 2000 1 Year -10% Buffer	________%
S&P 500 3 Year -10% Buffer	________%	Russell 2000 3 Year -10% Buffer	________%
S&P 500 3 Year -20% Buffer	________%	Russell 2000 3 Year -20% Buffer	________%
S&P 500 5 Year -10% Buffer	________%	Russell 2000 5 Year -10% Buffer	________%
S&P 500 5 Year -20% Buffer	________%	Russell 2000 5 Year -20% Buffer	________%
S&P 500 5 Year -30% Buffer	________%	Russell 2000 5 Year -30% Buffer	________%
MSCI EAFE 1 Year -10% Buffer	________%		

Traditional IRA / Roth IRA Only (Not available for Non-Qualified):

Gold Index 1 year -10% Buffer	________%	Oil Index 1 Year -10% Buffer	________%

B. Variable Investment Options (Please use whole percentages)

EQ/Money Market	________%
EQ/Core Bond Index	________%
EQ/Equity 500 Index	________%

Contribution Allocation Total:

(A) Protected Investment Option Total ____% + (B) Variable Investment Options Total ____% = 100%

7. Current Insurance

1. Do you have any other existing life insurance or annuities? ☐ **Yes** ☐ **No**
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued? ☐ **Yes** ☐ **No**

If #2 is **Yes**, complete the following:

COMPANY	TYPE OF PLAN	YEAR ISSUE	CERTIFICATE/ CONTRACT NO.

8. Fraud Warnings

Arkansas/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/District of Columbia/Kentucky/Maine/ Tennessee:** WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • **Oklahoma:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • **Ohio:** Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/ application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • **All other states:** Any person who knowingly and with the intent to defraud any insurance company or other person files a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

9. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- Amounts I allocate to any of the Segment Types will first be allocated according to the Contribution Allocation percentages listed to the applicable Segment Type Holding Account. Amounts will be transferred from the Segment Type Holding Account to the applicable Segment on the next available Segment Start Date provided that the Performance Cap Rate we declare on the Segment Start Date is at least equal to any Performance Cap Threshold I specified and all other Segment Participation Requirements specified in the Certificate/Contract are met.
- If the Performance Cap Rate AXA Equitable sets on a given Segment Start Date is less than the Performance Cap Threshold that I specify, any account value I have in the applicable Segment Type Holding Account will not be transferred into that Segment. If I do not indicate a Performance Cap Threshold, then funds will transfer into a new Segment on all available Segment Start Dates, provided the Segment Participation Requirement specified in the Certificate/Contract are met.
- The Protected Investment Option provides a rate of return tied to the performance of a specified index. The Protected Investment Option is not an index fund and does not invest in underlying mutual funds that hold investments tracked by a specified index.
- Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.
- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Certificate/Contract.
- Amounts withdrawn from the Certificate/Contract may be subject to a withdrawal charge.
- In the case of IRAs, by signing this enrollment form/application I acknowledge that I am buying the Certificate/Contract for its features and benefits other than tax deferral. IRAs derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Certificate/Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Sections 2 and 3 are correct.
- All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority.
- No financial professional has the authority to make or modify any Certificate/Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Certificate/Contract, or to the age at issue, in writing signed by an officer of the company.
- Structured Capital Strategies℠ is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with AXA Equitable and any related products.

***Prospectus Information*: I acknowledge that I have received the most current prospectus and supplements, for the Structured Capital Strategies℠. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.**

9. Signature and Acknowledgements (cont'd)

Contract State: We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state: I certify that either: ☐ I have a second residence where the enrollment form/application was signed (the state of sale) ***or*** ☐ I work or maintain a business in the state where the enrollment form/application was signed (the state of sale). **(Please check one)**

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 877-899-3743, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

When you sign this enrollment form/application, you are agreeing to the elections that you have made in this enrollment form/application and acknowledge that you have read and understand the information.

X____

Owner/Annuitant Signature | City, State | Date

X____

Joint Owner Signature | City, State | Date

10. Registered Representative Information

A. Does the Proposed Owner have any existing life insurance or annuity contracts? ☐ Yes ☐ No

B. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the Owner? ☐ Yes ☐ No

C. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, (ii) inquire about the source of the customer's assets and income and (iii) confirm that the Proposed Owner is not (nor family member of or associates with) a foreign military, government or political official? ☐ Yes ☐ No

D. Is the Proposed Owner currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X____

Primary Registered Representative Signature | Social Security Number | Rep Code

______________________ % ( ) -

Print Name | Phone Number

____

Client Account Number at Broker-Dealer | Email Address | Broker Dealer Name

X____

Secondary Registered Representative Signature | Social Security Number | Rep Code

______________________ % ( ) -

Print Name | Phone Number

Registered Representative Use Only: Contact your home office for option information.

Series B only: ☐ **Option I** ☐ **Option II** ☐ **Option III**

(Once selected, option cannot be changed)